Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NexMed, Inc.
San Diego, CA

We hereby consent to the incorporation by reference in this Form 8-K/A of NexMed, Inc., our report for Bio-Quant, Inc., dated May 15, 2009, except for the effects on the financial statement of the restatement described in Note 10, as to which the date is November 30, 2009, relating to the financial statements as of December 31, 2008 for the fiscal year then ended, which report expresses an unqualified opinion.

/s/Gruber & Company LLC

Lake St. Louis, Missouri
March 1, 2010